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                                                                    EXHIBIT 23.4

                             Accountants' Consent
                             --------------------


The Stockholders and the
  Board of Directors of
Roslyn Bancorp, Inc.:


We consent to incorporation by reference in the Registration Statement on Form S-4 of Roslyn Bancorp, Inc. of our report dated January 28, 1998, relating to the consolidated statements of financial condition of Roslyn Bancorp, Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report is incorporated by reference to the December 31, 1997 Annual Report on Form 10-K/A No. 1 of Roslyn Bancorp, Inc., and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus which is a part of that Registration Statement.


                                          /s/ KPMG Peat Marwick, LLP
                                          -------------------------------
                                          KPMG Peat Marwick, LLP

Melville, New York
November 16, 1998